SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-DONNELLEY ENT SOL

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 6/17/98           49,100            20.8525
          GAMCO INVESTORS, INC.
                                 6/16/98            1,000-           20.8125
                                 6/16/98            1,000            20.8125
                                 6/15/98            1,000            20.8125



























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.